UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of The

SECURITIES EXCHANGE ACT OF 1934

__________________

Date of Report (Date of earliest event reported): January 25, 2013

NATIONAL BEVERAGE CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14170	59-2605822
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8100 SW Tenth Street, Suite 4000, Fort Lauderdale, Florida	33324
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	(954) 581-0922

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

On January 25, 2013, National Beverage Corp., a Delaware corporation (the “Company”), entered into a subscription agreement (the “Subscription Agreement”) with 8100 Partners, LLC, a Florida limited liability company (the “LLC”). The LLC includes members of management and a trust previously established by the Company’s Chairman and Chief Executive Officer, Nick A. Caporella. Pursuant to the Subscription Agreement, the Company agreed to issue and sell to the LLC 400,000 shares (the “Series D Shares”) of the Company’s Special Series D Preferred Stock, par value $1.00 per share (“Special Series D Preferred Stock”), for a subscription price in an aggregate amount of US$20,000,000 (the “Preferred Offering”). In addition, the Subscription Agreement contained customary representations and warranties of the signing parties as well as other general transaction terms, as fully set forth in the Subscription Agreement. This summary description is qualified in its entirety by the terms of the Subscription Agreement attached hereto as Exhibit 10.1, which is hereby incorporated by reference herein.

Items 3.02 and 3.03  Unregistered Sales of Equity Securities; Material Modification to Rights of Security Holders.

The information contained in Item 1.01 above is incorporated by reference into this Item 3.02 and Item 3.03. The Series D Shares were issued by the Company pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). Upon a change of Control in the Company, as such term is defined in the Company’s Certificate of Designation of the Special Series D Preferred Stock (the “Series D Certificate”), the LLC shall have the right to convert the Series D Shares into shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), at a conversion price equal to the tender price per share offered to the holders of the Common Stock, subject to certain conversion amount limitations set forth in the Series D Certificate.

Upon the issuance of the Series D Shares the ability of the Company to declare or pay dividends on its shares of Common Stock will be subject to restrictions in the event the Company fails to distribute accrued but unpaid dividends on its Special Series D Preferred Stock on prescribed payment dates. These restrictions are set forth in the Series D Certificate attached hereto as Exhibit 3.1.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective as of January 25, 2013, the Company filed the Series D Certificate with the Delaware Secretary of State for the purpose of amending its Articles of Incorporation to fix the designations, preferences, limitations and relative rights of 400,000 authorized shares of Special Series D Preferred Stock. The Series D Certificate provides that the Special Series D Preferred Stock will pay cumulative cash dividends in an amount equal to 3% per year on a quarterly basis until April 30, 2014, after which time the Special Series D Preferred Stock will pay cumulative cash dividends in an amount equal to 370 basis points above the 3-Month LIBOR on a quarterly basis. The Special Series D Preferred Stock is a non-voting class of stock and has a liquidation preference of US$50 per share plus accrued but unpaid dividends. Pursuant to the terms of the Series D Certificate, the Series D Shares are subject, beginning May 1, 2014, to certain optional redemption rights held by the Company, as well as certain rights afforded to holders of such stock to cause the Company to redeem the Series D Shares or to convert such shares into Common Stock of the Company in the event of a change of Control, as more fully described in the Series D Certificate. This summary description is qualified in its entirety by the Series D Certificate attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 7.01  Regulation FD Disclosure.

On January 25, 2013, the Company issued a press release with respect to the Preferred Offering, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

Item 9.01  Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

EXHIBIT	DESCRIPTION	LOCATION
Exhibit 3.1	Certificate of Designation of the Special Series D Preferred Stock of the Company.	Provided herewith

Exhibit 10.1	Subscription Agreement, dated January 25, 2013, by and between the Company and 8100 Partners, LLC.	Provided herewith

Exhibit 99.1	Press Release, dated January 25, 2013, regarding the Preferred Offering.	Provided herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2013	NATIONAL BEVERAGE CORP.

	By:	/s/ Dean A. McCoy
	Name:	Dean A McCoy
	Its:	Senior Vice President & Chief
Accounting Officer

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